Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184057) pertaining to the 2012 Incentive Award Plan of Spirit Realty Capital, Inc. of our report dated March 5, 2013, with respect to the consolidated financial statements and schedules of Spirit Realty Capital, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 5, 2013